SNELLING STAFFING, LLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(DOLLARS IN THOUSANDS)
(unaudited)

	September 25, 2020		December 27, 2019	
ASSETS				
CURRENT ASSETS				
Cash and cash equivalents	$	781	$	620
Workers' compensation fund		7,194		7,464
Trade accounts and notes receivable, less allowance for doubtful accounts		12,781		17,962
Receivables from related parties, current portion		15		64
Prepaid expenses and other current assets		1,133		703
Total current assets		21,903		26,813
PROPERTY AND EQUIPMENT, NET		1,075		1,372
OTHER ASSETS				
Intangible assets, net		4,503		4,592
Receivable from related parties, less current portion		296		296
Total assets	$	27,777	$	33,073
LIABILITIES AND MEMBERS' DEFICIT				
CURRENT LIABILITIES				
Accounts payable	$	2,528	$	4,779
Accrued workers' compensation, current portion		2,218		2,027
Other accrued expenses		8,615		4,382
Long-term debt, current portion		47,663		51,971
Total current liabilities		61,025		63,159
Long-term debt, less current portion		25		47
Accrued workers' compensation, less current portion		3,314		3,314
Other long-term liabilities		4,549		3,457
Total liabilities		68,913		69,977
MEMBERS' DEFICIT		(37,459)		(33,384)
DEFICIT OF NONCONTROLLING INTEREST		(3,677)		(3,520)
Total members' deficit		(41,136)		(36,904)
Total liabilities and members' deficit	$	27,777	$	33,073

The accompany notes are an integral part of these consolidated financial statements.

SNELLING STAFFING, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(DOLLARS IN THOUSANDS)
(unaudited)

	Three months ended		Nine months ended	
	September 25, 2020	September 27, 2019	September 25, 2020	September 27, 2019
REVENUES	$ 21,378	$ 30,181	$ 64,768	$ 91,726
COST OF SERVICES				
Direct payroll costs	14,496	19,470	43,246	58,969
Payroll taxes, benefits, and other	1,836	2,567	5,975	8,266
Workers' compensation	(9)	562	673	1,623
Total cost of services	16,323	22,599	49,894	68,858
GROSS PROFIT	5,056	7,582	14,874	22,867
OPERATING EXPENSES, NET				
Franchisees' share of gross profit	1,843	2,822	5,736	8,954
Compensation	1,480	2,265	4,966	6,758
Legal and professional	361	488	1,276	1,425
Depreciation and amortization	124	89	408	337
Other operating and administrative	1,153	1,285	3,026	3,537
Total operating expenses	4,960	6,949	15,412	21,012
INCOME FROM OPERATIONS	96	633	(538)	1,856
OTHER EXPENSE				
Interest (net)	(1,214)	(1,127)	(3,626)	(3,364)
Other non-operating (net)	-	-	-	-
Total other expense	(1,214)	(1,127)	(3,626)	(3,364)
INCOME (LOSS) BEFORE INCOME TAXES	(1,119)	(494)	(4,164)	(1,508)
STATE INCOME TAX PROVISION	(23)	(23)	(68)	(68)
CONSOLIDATED NET LOSSS	(1,141)	(517)	(4,231)	(1,576)
Net loss attributable to noncontrolling interest	(52)	(38)	(156)	(78)
NET LOSS ATTRIBUTABLE TO SNELLING STAFFING, LLC	$ (1,089)	$ (479)	$ (4,075)	$ (1,498)

The accompany notes are an integral part of these consolidated financial statements.

SNELLING STAFFING, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS' DEFICIT
(DOLLARS IN THOUSANDS)
(unaudited)

	Capital Contribution	Additional Paid-in Capital	Accumulated Distributions	Accumulated Deficit	Total Members' Deficit	Deficit of VIE (Noncontrolling Interest)	Consolidated Total
BALANCE, December 29, 2017	$ 1,000	$ 520	$ (5,865)	$ (26,900)	$ (31,245)	$ (3,251)	$ (34,496)
Net loss	-	-	-	(424)	(424)	(113)	(537)
Distributions	-	-	(297)	-	(297)	-	(297)
BALANCE, December 28, 2018	$ 1,000	$ 520	$ (6,162)	$ (27,324)	$ (31,966)	$ (3,364)	$ (35,330)
Net loss	-	-	-	(1,081)	(1,081)	(156)	(1,237)
Distributions	-	-	(337)	-	(337)	-	(337)
BALANCE, December 27, 2019	$ 1,000	$ 520	$ (6,499)	$ (28,405)	$ (33,384)	$ (3,520)	$ (36,904)
Net loss	-	-	-	(4,075)	(4,075)	(156)	(4,231)
Distributions	-	-	-	-	-	-	-
BALANCE, September 25, 2020	$ 1,000	$ 520	$ (6,499)	$ (32,480)	$ (37,459)	$ (3,677)	$ (41,136)

The accompany notes are an integral part of these consolidated financial statements.

SNELLING STAFFING, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN THOUSANDS)
(unaudited)

	Nine months ended	
	September 25, 2020	**September 27, 2019**
CASH FLOWS FROM OPERATING ACTIVITIES		
Consolidated Net Loss	$ (4,231)	$ (1,576)
Adjustments to reconcile net loss to net cash		
Used in operating activities:		
Depreciation and amortization	408	337
Provision for doubtful accounts	429	24
Accretion expense on lease termination costs	-	-
Changes in operating assets and liabilities:		
Accounts Receivable	4,752	790
Workers' compensation fund	270	(938)
Prepaid expenses and other assets	(430)	(518)
Accounts payable, accrued expenses and other liabilities	3,074	357
Lease termination liabilities	-	-
Accrued workers' compensation	192	177
Net cash from (used) in operating activities	4,463	(1,347)
CASH FLOWS FROM INVESTING ACTIVITIES		
Cash proceeds in notes receivable	5	(17)
Purchases of property and equipment	(22)	(347)
Net cash used in investing activities	(16)	(364)
CASH FLOWS FROM FINANCING ACTIVITIES		
Net proceeds on line of credit	(4,502)	2,398
Net payments of other debt	172	118
Member distributions	-	(169)
Net Cash provided by financing activities	(4,330)	2,348
Net (decrease) increase in cash and cash equivalents	117	637
Cash and cash equivalents, beginning of period	620	612
Cash and cash equivalents, end of period	$ 737	$ 1,249

The accompany notes are an integral part of these consolidated financial statements.

SNELLING STAFFING, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
(unaudited)

NOTE 1 - BUSINESS

Organization

Snelling Staffing, LLC ("Snelling") was organized under the Laws of the State of Delaware as a limited liability company in February 2005. Snelling provides direct hire and flexible staffing services through company-owned and franchised offices located throughout the United States of America and Puerto Rico.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Snelling and its wholly-owned subsidiaries (collectively, the "Company") accounts and transactions have been eliminated in consolidation.

The consolidated financial statements also include the accounts of Snelling Medical Staffing, LLC, an entity under common control to which it provides management and accounting functions. This entity qualifies as a variable interest entity ("VIE" OR "Non-controlling Interest") in accordance with Accounting Standards Codification ("ASC") 810-10 as the Company is co-borrower with the VIE on the line of credit, and the Company controls management decision-making as we as funding some of the entiy's losses. All significant intercompany accounts and transactions between the VIE and Company have been eliminated in consolidation.

Fiscal Year

The Company's fiscal year consists of a 52 or 53-week period ending on the last Friday of the December fiscal month. The fiscal years 2019 and 2018 contained a 52-week period.

Significant Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America ("US GAAP") requires management to make estimates and assumptions that affect certain reported amounts in the consolidated financial statements and accompanying notes. Estimates are used for, but not limited to, the accounting for the allowance for uncollectable accounts receivable, accrued workers' compensation, intangible assets, asset impairment, and litigation costs. Actual costs could differ materially from those estimates.

Revenue Recognition

The Company generates revenues from sales of services by company-owned offices and from fees earned on sales of services by franchised operations. Revenues are recognized as services are performed.

Substantially all of the Company's flexible staffing revenues are negotiated and invoiced on a per-hour basis. Accordingly, the Company records revenue based on the hours worked. Permanent recruitment revenues are recorded as placements are made.

For revenues reported by franchises, the Company follows the guidance of Financial Accounting Standards Board Accounting Standards Codification 605-45 *Revenue Recognition Principal-Agent Considerations* in the presentation of revenues and direct costs. This guidance requires the Company to determine whether it acts as a principal in the transaction or an agent acting on behalf of others. Where the Company is the principal in the transaction and has risks and rewards of ownership, the transactions are recorded on a gross basis in the consolidated statements of operations.

For franchises not using the Company's payroll and billing ("paybill") services, the Company is not a principal and thus records franchise royalties (based on a contractual percentage of billings or a percentage of gross profit earned from flexible staffing and direct hire placement services), in the period in which the services are provided. For franchises that utilize the Company's paybill services (payroll processing for temporary employees and billing to clients are performed by the Company), the Company is the primary obligor since it has a direct contractual relationship with clients for the services, the legal employer of the flexible staffing employees, and holds title to receivables related to billings. As a result, revenues generated by these franchises and the related direct costs of services are reported gross in the Company's consolidated financial statements in the period in which services are provided. The net distribution to be paid to these franchises is an operating expense recorded when incurred by the Company as franchisees' share of gross profit.

Financial Instruments

The carrying amounts for cash, accounts receivable and accounts payable approximate fair value because of the short-term nature of these items. The fair value for notes receivable approximates their carrying value due to the majority of the notes receivable being short-term in nature. The fair value of the Company's long-term debt approximates fair value due to the floating interest rate on that debt.

Fair Value Measurement

Certain assets and liabilities are required to be recorded at fair value on a recurring basis, while other assets and liabilities are recorded at fair value on a nonrecurring basis, generally as a result of impairment charges. Fair value is determined based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. The Company does not currently have any assets or liabilities that are required to be recorded at fair value on a recurring basis. Assets measured at fair value on a nonrecurring basis include long-lived assets.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents. The Company maintains cash deposits in financial institutions which may exceed the amount insured by the Federal Deposit Insurance Corporation. Non-performance by these institutions could expose the Company to potential loss. The Company has not experienced nor does it expect non-performance by these institutions.

Accounts Receivable

Accounts receivable are carried at estimated collectible amounts. In order to assess the collectability of accounts receivable, the Company monitors the current creditworthiness of major customers, analyzes the aging of related past due balances, and analyzes prior bad debt experience to determine whether an allowance for doubtful accounts is necessary. Accounts receivable are written off against the allowance when it is determined the receivable will not be collected.

Property and Equipment

Property and equipment is stated at cost. Depreciation is calculated using the straight-line method, principally over the following estimated useful lives:

Computer hardware and software	3-7 years
Equipment	2-5 years
Furniture and fixtures	4-5 years

Amortization of leasehold improvements is calculated using the straight-line method over the life of the lease or the asset, whichever is shorter. Additions, improvements and expenditures for repairs and maintenance on equipment that significantly add to the productivity or extend the economic life of assets are capitalized. Amounts incurred as recurring expenditures for repairs which do not add to the productivity or extend the economic life of the assets are expensed as incurred.

Goodwill and Intangible Assets

Goodwill represents the excess of cost over the fair value of tangible and intangible assets acquired in a business combination. Intangible assets primarily consist of trademark/trade names, trade secrets, copyrights and franchise and paybill service agreements.

The Company determined that trademark/trade names and trade secrets to be intangible assets with indefinite lives and, therefore, not subject to amortization. Other Intangible assets are amortized over their estimated useful lives, as follows:

Noncompete agreements	2 years
Copyrights	7 years
Franchise agreements	30 years
Service agreements	30 years

Goodwill and intangible assets that have indefinite useful lives are not amortized but tested annually for impairment, and are tested more frequently if events and circumstances indicate that the asset might be impaired. For goodwill, the impairment determination is made at the reporting unit level and consists of first assessing qualitative factors in determining if goodwill has been impaired and whether it is necessary to perform the two-step quantitative goodwill impairment test.

Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If the sum of the undiscounted expected future cash flows is less than the carrying amount of the assets, the assets are considered to be impaired and an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds its fair value.

Workers Compensation

The Company maintains a multi-state workers' compensation policy for most of the states in which it operates. Under this policy, the Company retains the economic burden for the first $500 per occurrence in workers' compensation claims. In all states not covered by this policy, the Company maintains coverage in accordance with the states' regulations. The Company's workers' compensation coverage is provided under an aggregate stop-loss policy which provides for annual premiums based on a percentage of covered payroll.

If the Company's actual loss experience is less than the loss factor established in the policy, the Company would receive a refund for a portion of the premiums paid. The Company establishes reserves for workers' compensation claims based on historical loss statistics and periodic third-party actuarial valuations. The Company also maintains a fund composed of highly liquid investments to pay for claims and losses filed.

Income Taxes

The Company and its VIE, are limited liability companies and, as such, are not required to record provisions or benefits for federal income taxes. Federal income taxes are the responsibility of the individual members of the Company. The Company is subject to various state taxes.

The Company applies FASB ASC 740- *Income Taxes* which establishes standards for accounting for uncertainty in income taxes. This guidance requires management to make estimates and assumptions on the potential liability related to an assessment of whether the income tax position will "more likely than not" be sustained in an income tax audit by regulators. The tax positions taken related to the Company's status and state taxes have been reviewed and management is of the opinion that material positions taken by the Company would more likely than not be sustained by examination. The Company's tax years 2016 and thereafter remain subject to examination by applicable state taxing authorities.

Deferred Rent

The Company has entered into operating lease agreements for office space, some of which contain provisions for future rent increases, or periods in which rent payments are reduced. In accordance with US GAAP, the Company records monthly rent expense equal to the total of the payments due over the lease term, divided by the number of months of the lease term.

Advertising Expense

Advertising costs are expensed as incurred. Advertising expense was $2 and $128 for the three months ended September 25, 2020 and September 27, 2019, respectively. Advertising expense was $170 and $249 for the nine months ended September 25, 2020 and September 27, 2019, respectively.

NOTE 3 - PROPERTY AND EQUIPMENT

Total depreciation and amortization expense for owned and capitalized lease assets amounted to $124 and $89 for the three months ended September 25, 2020 and September 27, 2019, respectively. Total depreciation and amortization expense for owned and capitalized lease assets amounted to $408 and $337 for the nine months ended September 25, 2020 and September 27, 2019, respectively.

NOTE 4 – GOING CONCERN

The ability of the Company to continue as a going concern depends on the Company being able to maintain its relationship with its lenders, or find other means of capital investment or debt financing as the current debt obligations became due in April 2019. If the Company is unable to renew or renegotiate the terms of its debt, the Company may have to curtail or discontinue operations. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

NOTE 5 - RELATED PARTY TRANSACTIONS

The Company also entered into various procurement and occupancy arrangements with several related entities, including Snelling Holdings, LLC, Core Solutions, NetVersant and Intrepid USA, all entities under common control with the Company. Under these arrangements, the Company purchased equipment, subleased facilities and made payments to employees and vendors on behalf of these affiliates.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

The Company is obligated under various non-cancellable operating leases for computer hardware and software, office space and furnishings through 2022. Future minimum lease payments under non-cancellable operating leases as of September 25, 2020are as follows:

Fiscal year ending:		
2020	$	92
2021		110
2022		58
	$	260

The Company is also subject to various legal proceedings and claims which arise in the ordinary course of business. In the opinion of management, the amount of ultimate liability with respect to currently pending or threatened actions is not expected to materially affect the financial position or results of operations of the Company.